UMB Financial Corporation

News Release

1010 Grand Boulevard Kansas City, MO 64106 816.860.7000 umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Mandie Nelson, 816.860.5088

Investor Relations Contact: Kay McMillan, 816.860.7106

UMB Announces Conference Call to Discuss Third Quarter 2011 Earnings

UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, plans to host a conference call to discuss its 2011 third quarter earnings results on October 26, 2011, at 8:30 a.m. (CDT).

Interested parties may access the call by dialing (toll-free) 877-941-8609 or (U.S.) 480-629-9818. The live call can also be accessed by following the link http://event.on24.com/r.htm?e=364793&s=1&k=E90EE7EC07850C7FCB261E0C6A13DDC9 or by visiting the investor relations area of umb.com.

A replay of the conference call may be heard until November 9, 2011, by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference identification number 4477737. The call replay may also be accessed via the company's website, umb.com, by visiting the investor relations area.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to commercial, institutional and personal customers nationwide. Its banking subsidiaries own and operate banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. For more information, visit umb.com or follow us on Twitter at @UMBFinancial.